                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion in this registration statement on Form SB-2 of the form of our report (to be dated April 7, 1997 and dated the date of the Reverse Stock Split with respect to Note J[5]) relating to the consolidated financial statements of DynamicWeb Enterprises, Inc. (formerly Seahawk Capital Corporation) as at September 30, 1996 and each of the fiscal years in the two-year period then ended and our report dated May 12, 1997 (September 5, 1997 with respect to Note F[1]) relating to the financial statements of Software Associates, Inc. as at June 30, 1996 and each of the fiscal years in the two-year period then ended. Each report calls attention to substantial doubt existing as to the ability of the companies to continue as going concerns. We also consent to the reference to our firm under the captions "Experts" and "Summary Financial Information" in the prospectus.


/s/ RICHARD A. EISNER & CO., LLP


New York, New York
November 6, 1997